SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 16, 2002


SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)
Colorado                0-12343                  84-0920811
(State or other         (Commission              (I.R.S. Employer
jurisdiction             File Number)             Identification No.)
of incorporation)

4880 Havana Street, Denver, CO 80239
(Address of principal executive offices) (Zip Code)
Registrant's telephone number: (303) 373-4860






Total pages: 3
Item 4. Changes in Registrant's Certifying Accountant
On July 16, 2002, at the recommendation of our Audit Committee, our Board of Directors dismissed Arthur Andersen LLP as our independent public accountant and engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2002.

Arthur Andersen LLP's reports on our consolidated financial statements for the past two years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to July 16, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, during the above period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Although the Company has requested a letter from Arthur Andersen stating its agreement with such statements and although the Company has used reasonable efforts to obtain such letter, the Company has not been able to obtain the letter.

During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to the date of engaging KPMG LLP as stated above, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							Scott's Liquid Gold-Inc.
								 (Registrant)


Date: July 23, 2002				By:	/s/ Mark E. Goldstein
								Mark E. Goldstein
								Chairman, President and Chief
								 Executive Officer